SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ _ ]

Check the appropriate box:

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 [ _ ]      Confidential, for use of the Commission Only
                (as permitted by Rule 14a-6(e)(2))

 [ X ]      Definitive Proxy Statement

 [ _ ]      Definitive Additional Materials

 [ _ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Capital Bank Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ _ ]     Check box if any part of the fee is offset as provided by Exchange Act
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


                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 23, 2002

To Our Shareholders:

We cordially invite you to attend the 2002 Annual Meeting of Shareholders of Capital Bank Corporation (the "Company"), which we are holding on Thursday, May 23, 2002 at 3 p.m. at the Paramount Theater, 128 E. Front Street, Burlington, NC, for the following purposes:

          (1) To elect three nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2005, one nominee to serve as a Class I director with a term continuing until the Annual Meeting of Shareholders in 2004 and one nominee to serve as a Class III director with a term continuing until the Annual Meeting of Shareholders in 2003;

          (2) To approve combining our existing option plans into one Equity Incentive Plan and the reservation of 250,000 additional shares for issuance under the plan;

          (3) To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002; and

          (4) To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on March 15, 2002 are entitled to notice and to vote at the annual meeting and any and all adjournments or postponements of the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Even though you may plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.


                                              By Order of the Board of Directors



                                                                /s/James A. Beck
                                                                ----------------
                                                                   James A. Beck
                                                                   President and
                                                         Chief Executive Officer
Raleigh, North Carolina
April 8, 2002

                            CAPITAL BANK CORPORATION
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612

                                 PROXY STATEMENT

             Annual Meeting of Shareholders To Be Held May 23, 2002

     This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Capital Bank Corporation (the "Company") on or about April 8, 2002, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 23, 2002 at 3 p.m. at the Paramount Theater, 128 E. Front Street, Burlington, NC, and at any adjournment or postponement. All expenses incurred in connection with this solicitation shall be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or other personal communication means.

Purposes of the Annual Meeting

     The principal purposes of the meeting are:

o To elect three nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2005, one nominee to serve as a Class I director with a term continuing until the Annual Meeting of Shareholders in 2004 and one nominee to serve as a Class III director with a term continuing until the Annual Meeting of Shareholders in 2003;

o To approve combining our existing option plans into one Equity Incentive Plan and the reservation of 250,000 additional shares for issuance under the plan;

o    To ratify the action of the Board of Directors in appointing
     PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002; and

o To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation, by duly executing a subsequent proxy and filing it with the Secretary of the Company before the revoked proxy is exercised, or by attending the Annual Meeting and voting in person. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying proxy card and described in this Proxy Statement.

Record Date and Voting Rights

     The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements of the meeting. As of the close of business on March 15, 2002, the Company had outstanding 5,485,668 shares of Common Stock, the holders of which, or their proxies, are entitled to one vote per share. Unless otherwise stated in this Proxy Statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

                          Share Ownership of Management

     The following table sets forth certain information as of March 15, 2002 regarding shares of Common Stock of the Company owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) all directors and executive officers as a group. The persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent that such power may be shared with a spouse or as otherwise set forth in the footnotes. The mailing address of each of the directors and executive officers is in care of the Company's address. There are no shareholders known to the Company who owned in excess of five percent of the Common Stock as of March 15, 2002.

                                                                    Beneficial Ownership (1)
                                                                    ------------------------
         Name                                                  No. of Shares          Percent of Class
         ----                                                  -------------          ----------------

        James A. Beck (2)                                          48,153                      *
        William C. Burkhardt (3)                                   39,300                      *
        William R. Gilliam (4)                                    123,043                     2.19%
        Robert L. Jones (5)                                        29,000                      *
        O. A. Keller, III (6)                                      68,707                     1.24%
        Oscar A. Keller, Jr. (7)                                   68,000                     1.22%
        Charles A. LeGrand (8)                                     33,778                      *
        James D. Moser (9)                                         45,252                      *
        Allen T. Nelson, Jr. (10)                                  26,900                      *
        Franklin G. Shell (11)                                     19,116                      *
        Samuel J. Wornom, III (12)                                 52,800                      *
        All directors and executive
        officers as a group (11 persons) (13)                     554,049                     9.17%

_______________
*  Less than one percent

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of March 15, 2002. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 500 shares held by Mr. Beck's wife, 12,550 shares held in an Individual Retirement Account, 31,600 shares subject to presently exerciseable options and 2,503 shares held in the Company's 401(k) retirement plan.

(3) Includes 500 shares held by Mr. Burkhardt's wife and 13,800 shares subject to presently exercisable options.

(4) Includes 18,160 shares held by Mr. Gilliam's wife, 17,370 shares held in an Individual Retirement Account and 50,416 shares subject to presently exercisable options.

(5)  Includes 11,000 shares subject to presently exercisable options.

(6) Includes 18,000 shares held jointly with Mr. Keller's wife, 21,478 shares held in Individual Retirement Accounts, 4,000 shares held by Mr. Keller's children and grandchildren and 19,300 shares subject to presently exerciseable options. Oscar A. Keller, Jr. is the father of O. A. Keller, III.

(7) Includes 21,500 shares held jointly with Mr. Keller's wife, 21,500 shares held by an entity in which Mr. Keller is an officer and principal stockholder and 14,000 shares subject to presently exerciseable options.

(8) Includes 782 shares held jointly with Mr. LeGrand's wife, 4,535 shares held by Mr. LeGrand's wife and 14,591 shares subject to presently exercisable options.

(9) Includes 7,817 shares held by Mr. Moser's wife, 847 shares held by Mr. Moser's aunt for which Mr. Moser has power of attorney and 14,591 shares subject to presently exercisable options.

(10) Includes 10,500 shares held in an Individual Retirement Account and 1,000 shares held in Mr. Nelson's mother's trust to which he is co-trustee and 14,900 shares subject to presently exercisable options.

(11) Includes 3,470 shares held by Mr. Shell in an Individual Retirement Account, 13,400 shares subject to presently exercisable options and 716 shares held in Company's 401(k) retirement plan.

(12) Includes 2,000 shares held in trust for the benefit of Mr. Wornom's two grandchildren, for which Mr. Wornom serves as a trustee and 12,000 shares subject to presently exercisable options.

(13) Includes the shares beneficially owned by the directors of the Company and by Messrs. Nelson and Shell, who are executive officers of the Company, but not directors.

     The former directors of the Company who resigned from the Board of Directors on January 18, 2002 in connection with the merger of First Community Financial Corporation into the Company beneficially own an aggregate of 618,406 shares of the Common Stock. These former directors are all currently directors of Capital Bank, the principal operating subsidiary of the Company.


                        Proposal 1: Election of Directors

     The Company's Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders will elect the members of one of the three classes to a three-year term of office. The term of office of the Class II directors expires at the 2002 Annual Meeting of Shareholders, the term of office of the Class III directors expires at the 2003 Annual Meeting of Shareholders and the term of office of the Class I directors expires at the 2004 Annual Meeting or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office. Pursuant to the Company's Bylaws, the term of office of directors who were elected by the Board or shareholders to fill a vacancy (whether caused by a resignation, an increase in the number of directors or otherwise) expires at the next meeting of shareholders at which directors are elected.

     The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

                Class I                                Class II                               Class III
         (Term Expiring 2004)                    (Term Expiring 2002)                   (Term Expiring 2003)

             James A. Beck                        William R. Gilliam                    William C. Burkhardt
            James D. Moser                          Robert L. Jones                      Charles A. LeGrand
         Oscar A. Keller, Jr.                    Samuel J. Wornom, III                    O. A. Keller, III

     The Board of Directors has nominated the Class II directors indicated above for election at the 2002 Annual Meeting to serve until the 2005 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office).

     In addition, the Board of Directors has nominated James D. Moser for election as a Class I director to serve until the 2004 Annual Meeting of Shareholders and Charles A. LeGrand as a Class III director to serve until the 2005 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). Mr. Moser and Mr. LeGrand were elected by the Board pursuant to the Company's Bylaws to fill vacancies caused by resignations of certain directors of the Company.

     The five candidates who receive the highest number of votes as directors will be elected as directors of the Company. Of those candidates who receive the highest number of votes as directors, the three candidates who receive the highest number of votes as Class II directors will be elected as Class II directors of the Company, the candidate who receives the highest number of votes as a Class I director will be elected as a Class I director of the Company and the candidate who receives the highest number of votes as a Class III director will be elected as a Class III director of the Company.

     The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than six nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

     Under North Carolina law (under which the Company is incorporated), directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors chosen at the meeting per each class. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise)
     have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

     Set forth below are the names and other information pertaining to the Board's nominees and other directors whose terms of office will continue after the Annual Meeting:

                                                                                                     Year First
Name                                           Position With Company                 Age          Elected Director
----                                           ---------------------                 ---          ----------------

Class I

James A. Beck (1)(2)                   President, Chief Executive Officer and        49                 1997
                                                      Director

Oscar A. Keller, Jr.                                  Director                       80                 1997

James D. Moser (3)                                    Director                       63                 2002

Class II

William R. Gilliam                    Vice Chairman of the Board of Directors        64                 2002
                                                    and Director

Robert L. Jones (2)                                   Director                       65                 1997

Samuel J. Wornom, III (2)(3)                          Director                       59                 1997

Class III

William C. Burkhardt (1)(2)(3)                         Director                      64                 1997

O. A. Keller, III (1)(2)                 Chairman of the Board of Directors          57                 1997

Charles A. LeGrand (2)(3)                              Director                      74                 2002


__________________
(1)  Member of Executive Committee
(2)  Member of Compensation Committee
(3)  Member of Audit Committee

Class I

     James A. Beck has served as a director since the Company's inception. He is currently President and Chief Executive Officer of the Company and Capital Bank, positions he has held since the Company commenced operations. Mr. Beck served as Chairman, President and Chief Executive Officer of SouthTrust Bank of North Carolina, N.A. from January 1991 until June 1996 when it was merged into the SouthTrust Charlotte-based bank. Mr. Beck served as President and a director of the combined bank until January 1997, when he resigned to join the Company.

     Oscar A. Keller, Jr. has served as a director since the Company's inception. He is currently and has been for the past seven years President and CEO of Parkview Retirement Home, a retirement facility located in Sanford, North Carolina. Mr. Keller is the father of Oscar A. Keller, III.

     James D. Moser was appointed to serve as a director in 2002. Mr. Moser is a former director of First Community Financial Corporation, which was acquired by the Company in January 2002, and Community Savings Bank, Inc., First Community Financial Corporation's banking subsidiary. He is a Certified Public Accountant and has been a partner in the accounting firm of Gilliam, Coble & Moser, LLP, Burlington, North Carolina for the past 30 years.

Class II

     William R. Gilliam was appointed to serve as Vice Chairman and director in 2002. Mr. Gilliam was Chairman, President and Chief Executive Officer of First Community Financial Corporation, which was acquired by the Company in January 2002, and Community Savings Bank, Inc., First Community Financial Corporation's banking subsidiary.

     Robert L. Jones has served as a director since the Company's inception. He is currently Chairman of Tri Properties Inc, a real estate management firm. He was formerly (including for a period of at least the last 5 years) Chairman of the construction firm DJB Construction Group or its predecessor, Davidson & Jones Construction Company, each of which is located in Raleigh, North Carolina. Mr. Jones formerly was a director of Carolina Power & Light Company, a public utility company based in Raleigh, North Carolina.

     Samuel J. Wornom, III has served as a director since the Company's inception. He is currently and has been for the past six years President of Nouveau Properties, an investment company located in Sanford, North Carolina.

Class III

     William C. Burkhardt has served as a director since the Company's inception. He is the former President and Chief Executive Officer of Austin Quality Foods, a snack foods company located in Cary, North Carolina. Mr. Burkhardt is presently a member of the Board of Directors of Scana Corporation of Columbia, South Carolina and Industrial Microwave Systems, Raleigh, North Carolina.

     O. A. Keller, III has served as a director and as Chairman of the Board of Directors since the Company's inception. He is currently and has been for the past five years Managing Member of Keller Group, LLC, developers and general contractors of Sanford, North Carolina.

     Charles A. LeGrand was appointed to serve as a director in 2002. Mr. LeGrand is a former director of First Community Financial Corporation, which was acquired by the Company in January 2002, and Community Savings Bank, Inc., First Community Financial Corporation's banking subsidiary. Mr. LeGrand is also a retired hosiery executive.

Board of Directors Meetings and Committees

     The Board of Directors met twelve times during 2001. The Board has an Executive Committee, Audit Committee and Compensation Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the Board. During fiscal year 2001, the Executive Committee met ten times. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee also recommends to the Board the appointment of independent auditors. During fiscal year

2001, the Audit Committee met three times. The role of the Compensation Committee is to recommend the compensation of the Company's officers and to administer certain of the Company's benefit plans. During fiscal year 2001, the Compensation Committee met one time. Certain senior members of the Company's management who are not also directors of the Company, serve on certain committees in an ex officio capacity.

     The Company does not have a nominating committee of the Board of Directors. The Board performs the functions that might be performed by such a committee. Presently, the Board of Directors does not have a policy or procedure restricting or limiting shareholder recommendations for nominees to the Board.

     During 2001, each director attended 75% or more of the aggregate of the Board meetings (held during the period for which the director was in office) and Committee meetings of the Board of which the director was a member.

Director Compensation

     Directors who are also employees of the Company receive no compensation in their capacities as directors. However, outside directors receive an annual fee of $5,000 ($7,500 in the case of the Chairman of the Board), as long as they attend at least 75% of the meetings of the Board and the Committees on which they serve. Directors of the Company who are not also employees of the Company are eligible, pursuant to the Company's Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), to defer receipt of any compensation paid to them for their services as a director, including retainer payments, if any, and amounts paid for attendance at meetings. The amount of compensation deferred under the Deferred Compensation Plan by each participating director is increased by 25% and credited to such director's account in the form of shares of Common Stock based on the value per share of the Common Stock on December 31 of each year. As of December 31, 2001, an aggregate of 84,744 shares of Company Common Stock were allocated to the accounts of the directors in accordance with the terms of the Deferred Compensation Plan. Upon the director's death, disability or retirement, or upon a change in control of the Company, the director will be entitled to withdraw the amounts in his or her account in cash or stock in the Company's sole discretion.

                             Executive Compensation

     The following table sets forth for 1999, 2000 and 2001 the cash and other compensation paid to, received or deferred by the Company's Chief Executive Officer and other executive officers whose salary and bonus in 2001 exceeded $100,000 (the "named executive officers").


                                        Summary Compensation Table

                                                                         Long-Term
                                          Annual Compensation (1)       Compensation
                                          -----------------------       ------------
                                                                           No. of
Name and                                                                Stock Options          All Other
Principal Position              Year       Salary          Bonus           Granted           Compensation (2)
------------------              ----       ------          -----           -------           ----------------

James A. Beck,                  2001      $177,850        $17,266             0                14,358
  President & Chief
  Executive Officer             2000      $154,200        $61,457           9,000              $9,375

                                1999      $146,740        $58,696           5,000              $8,804


Franklin G. Shell,              2001      $106,042        $12,954             0                $8,135
  Executive Vice Pres. &
  Chief Credit Officer          2000      $101,000        $29,547           6,000              $6,227

                                1999       $93,715        $28,154           5,000              $5,631


Allen T. Nelson, Jr.            2001      $108,042        $12,965             0                $8,328
   Executive Vice Pres. &
   Chief Financial Officer      2000      $103,000        $30,764           6,000              $6,417

                                1999       $96,631        $29,034           3,500              $5,807

__________________

(1) Perquisites and other personal benefits received by each individual did not exceed 10% of their salary and bonus compensation and are not included in annual compensation.

(2) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and are not included in this column pursuant to SEC rules. The amounts shown in this column include the following:

     o Matching contributions by the Company under the Capital Bank 401(k) retirement plan. During 2001, the Company's matching contributions were $14,358 for Mr. Beck, $8,135 for Mr. Shell and $8,328 for Mr. Nelson. During 2000, the Company's matching contributions were $9,375 for Mr. Beck, $6,227 for Mr. Shell and $6,417 for Mr. Nelson. During 1999, the Company's matching contributions were $8,804 for Mr. Beck, $5,631 for Mr. Shell and $5,807 for Mr. Nelson.

     The Company did not grant any stock options to the named executive officers during the year ended December 31, 2001.

                 Aggregated Option Exercises in Last Fiscal Year
                 -----------------------------------------------
                      and Fiscal Year-End Option Values (1)
                      -------------------------------------

     The following table sets forth certain information concerning options to purchase Common Stock held by the named executive officers during the year ended December 31, 2001 and the value of unexercised options as of December 31, 2001.

                                                                                        Value of Unexercised
                                            Number of Unexercised Options             "In-The-Money" Options at
                                                 at Fiscal Year-End                        Fiscal Year-End
Name                                       (Exercisable/Unexercisable) (1)         (Exercisable/Unexercisable (2))
----                                       -------------------------------         -------------------------------

James A. Beck                                       31,600/7,400                            $5,040/20,160
Franklin G. Shell                                   13,400/7,600                            $3,360/13,440
Allen T. Nelson, Jr.                                14,900/7,600                            $3,360/13,440


_______________

     (1) No options were exercised by the named executive officers in the last fiscal year.

     (2) Options are "In-The-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $10.80, the closing market price of the underlying Common Stock as of December 31, 2001, and multiplying the difference by the number of securities underlying the options.

Employment Agreements

     Under an employment agreement effective January 27, 1997, James A. Beck agreed to serve as President and Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Beck was granted an option to acquire up to 25,000 shares of Common Stock at $11.00 per share, all of which shares are currently vested. Mr. Beck's annual salary and bonus for 2001 was $195,116. His salary for 2002 has been set at $200,000. Mr. Beck will be eligible for performance bonuses and other benefits available to executives of the Bank. The term of his employment is three years, annually renewable for successive one-year periods unless the Bank furnishes 60 days' prior written notice to Mr. Beck before an anniversary date of the agreement, in which event Mr. Beck would be entitled to his salary and bonus for the remaining term. The Bank may terminate Mr. Beck's employment for cause, in which event the Bank would be required to pay only Mr. Beck's compensation due at termination. Upon a change in control of the Bank, Mr. Beck is entitled to compensation equal to three years' salary and bonus. Mr. Beck has also agreed that during his employment and for two years (or longer in certain cases) thereafter, he will not compete with the Bank within its then existing areas of operation.

Change in Control Agreements

     Under certain change in control agreements entered into between the Company and Messrs. Shell and Nelson, upon a change in control of the Company, Mr. Shell is entitled to compensation equal to two years' salary and bonus and Mr. Nelson is entitled to compensation equal to three years' salary and bonus.

Board Compensation Committee Report

     General. The Compensation Committee reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers.

     Executive Compensation Philosophy. The Company is committed to implementing a scheme of executive compensation which will contribute to the achievement of the Company's business objectives. The Company believes that it has an executive compensation program which: (i) fulfills the Company's business and operating needs, comports with its general human resource strategies and enhances shareholder value; (ii) enables the Company to attract and retain the executive talent essential to the Company's achievement of its business objectives; (iii) rewards executives for accomplishment of pre-defined business goals and objectives; and (iv) provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

     The Company's policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with much larger and more profitable financial services companies, including banks.

     Elements of Executive Compensation. Compensation of executives consists of the same components as the compensation of other Company employees: base salary, company paid fringe benefits (consisting principally of group health or other insurance), bonuses and stock options pursuant to the Company's Incentive Stock Option Plan and the Nonqualified Stock Option Plan. These components combine fixed and variable elements to create a total compensation package, which provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

     Base Salary. Salary represents the fixed component of the Company's executive compensation program. Salaries for executive positions are established using the same process as for other positions and job levels within the Company, that is, by systematically evaluating the position and assigning a salary based on comparisons with pay scales for similar positions in reasonably comparable financial services companies, including banks, using regional and national salary surveys. Individual salaries may be above or below the competitive norm, depending on the executive's tenure in his position and performance. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement.

     Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. The CEO is responsible for decisions regarding the adjustment in compensation of the Company's other executive officers and such decisions are then ratified by the Compensation Committee of the Board. The Compensation Committee considers the following factors in approving adjustments to salary levels for the executive officers: (i) the relationship between current salary and appropriate internal and external salary comparisons; (ii) the average size of salary increases being granted by competitors; (iii) whether the responsibilities of the position have changed during the preceding year; and (iv) the individual's performance as reflected in the overall manner in which his assigned role is carried out.

     Fringe Benefits. Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

     Stock Option Grants. Stock options are intended to enhance the long-term proprietary interest in the Company on the part of the employees and others who can contribute to the Company's overall success and to increase the value of the Company to its shareholders.

     All employees of the Company are eligible to receive annual stock option grants. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Board believes that employees at higher levels in the Company have a greater opportunity to influence and contribute to shareholder value.

     Stock options are also awarded upon hiring employees to fill certain senior positions in the Company. The sizes of those awards are determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

     The process of determining amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.

     CEO Compensation. Mr. Beck's base salary is set competitively relative to other chief executive officers in financial service companies in the Company's market area. Mr. Beck's compensation was reviewed and set by the full Board of Directors without Mr. Beck's participation. In determining Mr. Beck's base salary as well as annual performance bonus, the Board of Directors reviewed independent compensation data and financial and operational results of the Company for fiscal year 2000 as compared against budgets and peer businesses. As with the Company's other executive officers, Mr. Beck's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

     Conclusion. The Board of Directors believes that these executive officer compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

     This report is submitted by the members of the Compensation Committee.

              William C. Burkhardt, Chairman            Charles A. LeGrand
                      Robert L. Jones                 Samuel J. Wornom, III
                James A. Beck (ex officio)              O. A. Keller, III
                               -- --------

Audit Committee Report

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, as required by applicable listing standards of the Nasdaq National Market, on which the Company's Common Stock is traded. The Audit Committee operates pursuant to a Charter that was adopted by the Board on November 18, 1999. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has discussed with the auditors any relationships that may impact their objectivity and independence and has satisfied itself as to the auditors' independence.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

     This report is submitted by the members of the Audit Committee.

                 James D. Moser, Chairman           Charles A. LeGrand
                   William C. Burkhardt           Samuel J. Wornom, III
             David J. Gospodarek (ex officio)
                                  -- --------

                      Comparison of Cumulative Total Return

     The following graph compares the cumulative total shareholder return on the Company's Common Stock since July 22, 1997, when the Company's Common Stock began trading on the OTC Bulletin Board, with the cumulative return for the same period of all companies and all banks listed on the Nasdaq Stock Market. In addition, a comparison is made to the Nasdaq Bank Index. The SNL Securities Bank Index for banks with $500 million to $1 billion in assets was added to the graph this year replacing the SNL Bank Index for banks with less the $500 million in assets because the Company's assets exceed $500 million and the SNL Securities Bank Index for banks with $500 million to $1 billion in assets is comprised of banks with a more similar market capitalization to the Company. The Company's Common Stock became registered under the Securities Exchange Act of 1934 on November 12, 1997 and began trading on the Nasdaq SmallCap Market on December 18, 1997. As of April 1, 2002, the Company's Common Stock began trading on the Nasdaq National Market. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the other indices indicated and that all dividends, if any, were reinvested.

              [GRAPHIC-CAPITAL BANK CORP-TOTAL RETURN PERFORMANCE]

                                                                            Period Ending
                                  -----------------------------------------------------------------------------------------------
Index                               07/22/97            12/21/97         12/31/98       12/31/99      12/31/00         12/31/01
-------------------------------------------------------------------------------------------------------------------------------
Capital Bank Corporation                100.0           107.22          90.72           63.92           72.17           89.07
NASDAQ - Total US*                      100.0           100.94          142.32          264.32          159.08          126.22
NASDAQ - Bank Index*                    100.0           128.64          127.81          122.86          140.15          151.72
SNL <$500M Bank Index                   100.0           133.73          122.10          113.02          109.03          150.83
SNL $500 -$1B Bank Index                100.0           129.76          127.59          118.11          113.05          146.66


                              Certain Transactions

     Certain of the directors and executive officers of the Company are customers of and borrowers from the Company in the ordinary course of business. As of December 31, 2001, loans outstanding to directors and executive officers of the Company, and their associates as a group, equaled approximately $11 million and during 2001 did not exceed $15 million at any time. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of the Company at any time during fiscal year 2001. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability or contain other unfavorable features.

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

     O. A. Keller, III, the Chairman of the Board of the Company, is the father-in-law of a lawyer at the law firm that serves as principal outside counsel to the Company. In 2001, the Company paid legal fees to such firm for services rendered in 2001 in the aggregate amount of approximately $165,000.

     The Company leases certain office space for its headquarters from Crabtree Park, LLC, a company owned by SBJ Growth, LC, which is, in turn, a trust in which Robert L. Jones, a director of the Company, has a 25% beneficial interest. The lease is between the Company and Crabtree Park, LLC, a company owned by SBJ Growth, LC. Prior to entering into the lease, the Company explored several other office sites for the relocation of its executive offices and selected the site owned by Crabtree Park, LLC after evaluating competitive offers for office space at several other locations. The lease, which is for a ten-year term, allocates 14,577 square feet, at a price of $17.25 per square foot, for executive offices and 3,000 square feet, at a price of $21.50 per square foot, for a branch office. The Company moved into this space in July 2000. The Company believes that these and other terms of the lease are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

     The Company acquired First Community Financial Corporation on January 18, 2002 through the merger of First Community with and into the Company in a stock and cash deal valued at approximately $44.5 million. William R. Gilliam, a director of the Company, was president and chief executive officer of First Community prior to the merger and resigned his position as president and chief executive officer immediately prior to the completion of the merger. Mr. Gilliam received upon his termination from First Community a lump sum payment of $453,663 by the Company and the Company transferred title of the automobile that Mr. Gilliam used as First Community's president and chief executive officer to Mr. Gilliam and paid Mr. Gilliam an amount reasonably equal to the income taxes payable by Mr. Gilliam as a result of the automobile title transfer. In addition, upon completion of the merger on January 18, 2002, Mr. Gilliam entered into an employment agreement with the Company.

     The employment agreement between the Company and Mr. Gilliam is for an initial term of four years. For the first two years of the term, the Company will employ Mr. Gilliam as vice chairman and will pay him an annual salary of $142,500. For the second two years of the term, Mr. Gilliam will act in an advisory position to the Company and the Company will pay Mr. Gilliam an annual salary of $75,000.

     In the event that there is a change of control in the Company and Mr. Gilliam voluntarily terminates his employment, for reasons other than death, within 60 days after such change in control, the Company will make a lump sum payment to Mr. Gilliam that is equal to the salary that would have been paid to Mr. Gilliam under the remaining term of the employment agreement. In addition, Mr. Gilliam will be entitled to a continuation of all benefits he receives under the employment agreement through the remaining term of the employment agreement.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the SEC. Based on a review of the report forms that were filed, the Company believes that during 2001 all filing requirements applicable to its executive officers and directors were complied with.


     Proposal 2: Approval of the Merger of the Option Plans into the Equity
       Incentive Plan and the Reservation of 250,000 Additional Shares for
                               Issuance Thereunder

General

     The Company's wholly-owned subsidiary, Capital Bank, originally adopted the Incentive Stock Option Plan, or the ISO Plan, and the Nonqualified Stock Option Plan, or the Nonqualified Plan. The Company assumed both plans effective October 15, 1998. Under each plan, 200,000 shares of common stock of the Company, no par value, were reserved for issuance, for an aggregate total of 400,000 shares under both plans. On February 21, 2002, the Board of Directors of the Company approved the merger of the two plans and the restatement of the merged plans as the Equity Incentive Plan, or the Equity Plan, subject to shareholder approval. In addition, the Board approved an increase of 250,000 shares in the number of shares reserved for issuance under the merged plan, subject to shareholder approval. If the shareholders approve the merger of the two plans and this increase, the number of shares available for future grants under the Equity Plan will be 650,000 shares, minus the shares that have been purchased upon exercise of options previously granted to optionees under either the ISO Plan or the Nonqualified Plan and the number of shares that are subject to outstanding options previously granted under those plans. As of March 15, 2002, options to purchase 165,250 shares had been granted under the ISO Plan, 650 shares had been purchased and options to purchase 164,600 shares remained outstanding. As of the same date, options to purchase 199,600 shares had been granted under the Nonqualified Plan, no shares had been purchased and options to purchase 199,600 shares remained outstanding.

     The shareholders are now requested to approve the merger and restatement of the ISO Plan and the Nonqualified Plan as the Equity Plan and the reservation of 250,000 additional shares for issuance thereunder.

Required Vote

     Assuming the presence of a quorum, approval of the restated Equity Plan and the reservation of shares for issuance thereunder requires that the votes cast in favor of the amendment exceed the votes cast opposing the proposal. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.

     The Board of Directors recommends that you vote FOR the restated Equity Plan and the reservation of 250,000 additional shares for issuance thereunder.

Description of the Equity Plan

     The following description of the Equity Plan is a summary of its terms and is qualified in its entirety by reference to the Equity Plan, a copy of which is available from the Company upon request.

     Purpose. The purpose of the Equity Plan is to advance the interests of the Company by making shares available under options and stock awards granted to certain officers, other key employees, directors and local board members of the Company, thereby giving them an additional incentive to continue their relationship with the Company and promote the Company's success.

     Administration. The Equity Plan is administered by a committee of at least two "non-employee directors," as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The members of the committee are appointed by the Board and may be removed by the Board in its discretion. The committee has broad discretionary authority to administer the Equity Plan, including the authority to select the individuals to whom options and stock awards will be granted and to determine the terms and conditions of all grants, including the number of shares, the purchase price, the vesting rate and the forms of agreement, and to make all other determinations the committee deems necessary for the administration of the Equity Plan.

     Eligibility. Any officer, employee, director or local board member of the Company selected by the committee is eligible to be granted an option or stock award under the Equity Plan.

     Options. Incentive stock options, or ISOs, may be granted only to employees of the Company. Nonqualified stock options, or NSOs, may be granted to employees, directors and local board members of the Company. The exercise price of ISOs may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value of the shares on the date of grant. The exercise price of NSOs is determined by the committee at the time of grant. The fair market value of the shares (determined on the date of grant) as to which ISOs held by an optionee first become exercisable in a calendar year may not exceed $100,000. The term of an ISO may not be more than ten years (five years in the case of a 10% shareholder).

     Subject to the terms of the applicable option agreement, the exercise price of an option may be paid in cash, by surrender of other shares of the common stock of the Company, by so-called "cashless" exercise, or by such other means as is permitted by applicable law. Prior to exercise, an optionee has no rights as a shareholder with respect to the option shares. Options are non-transferable (other than by will or the laws of descent and distribution). ISOs must be exercised within three months after the employment of the optionee terminates (12 months in the case of death or disability). NSOs must be exercised within the period set forth in the option agreement after the employment or director relationship of the optionee terminates, but in all cases before the expiration of the term of the NSO.

     Stock Awards. Stock awards are grants of stock or rights to purchase stock, as determined by the committee in its discretion. The committee determines the purchase price (if any) of the shares subject to stock awards, and the vesting and other terms of stock awards.

     Adjustments. In the event of a change in the Company's common stock by reason of a stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition, liquidation or similar action, the committee will make appropriate adjustments in the exercise prices and the number of shares subject to options and stock awards, as well as the number of shares reserved for issuance under the Equity Plan. Upon a "change of control" of the Company, all outstanding options and all unvested shares subject to stock awards will become fully vested and exercisable. A change in control will occur upon (a) the acquisition by any person (other than an affiliate or employee benefit plan of the Company) of 50% or more of the voting securities of the Company, (b) a change in the composition of the board of directors of the Company so that less than a majority are "incumbent directors," (c) the approval by the shareholders of a reorganization, merger or consolidation, after which the holders of the voting securities of the Company prior to such transaction will not beneficially own, directly or indirectly, more than 50% of the voting securities of the successor corporation or (d) the approval by the shareholders of a complete liquidation or dissolution of the Company.

Tax Effects of the Plan

     The following discussion of the federal income tax consequences of options and stock awards granted under the Equity Plan is intended only as a summary of the present federal income tax treatment of options and stock awards. The federal income tax laws pertaining to equity compensation are highly technical, and such laws are subject to change at any time. This summary does not discuss non-qualified stock options, the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

     ISOs. In general, an optionee will realize no regular taxable income, and the Company will be allowed no federal income tax deduction, upon the grant or exercise of an ISO. However, the exercise of an option may cause the optionee to be subject to alternative minimum tax (described below). The regular federal income tax consequences of a disposition of Common Stock purchased upon the exercise of an ISO depends upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (a) two years from the date of the grant of the ISO or (b) one year after the date of the transfer of the shares to him, or the Holding Period, then any gain or loss to the optionee will be taxed as a capital gain or loss according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares. Generally, an optionee's cost basis is the exercise price of the option. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For these purposes, "disposition" means a lifetime transfer of legal title, such as by sale, exchange or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

     A "disqualifying disposition" occurs if the optionee makes a disposition of the shares of Common Stock acquired through the exercise of an ISO before satisfying the Holding Period. Upon a disqualifying disposition, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (a) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price or (b) the amount realized on the disposition minus the option price. The excess, if any, of the realized gain over the ordinary income component will be taxable as capital gain. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount included as ordinary income by the optionee.

     The federal alternative minimum tax consequences of the exercise of an ISO under the Plan differ from the regular federal income tax consequences of such exercise. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax.

     NSOs. Holders of NSOs will not be entitled to the special tax treatment afforded ISOs. An optionee granted an NSO will realize no taxable income upon grant of the NSO, but at the time of exercise he or she will realize ordinary taxable income equal to the excess of the fair market value of the stock over the option price paid. If the optionee is an employee, the Company will be required to withhold on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes equal to the ordinary income realized by the optionee as a result of exercise of an NSO.

     An optionee's tax basis in shares acquired upon the exercise of an NSO will be the fair market value of such shares on the date of exercise. Upon the sale of such shares, the optionee's gain or loss will equal the difference between the sale price and such tax basis. Any such gain or loss will be short or long-term capital gain or loss, depending on whether the shares have been held for at least 12 months.

     Stock Awards. A grantee of a stock award recognizes ordinary taxable income equal to the difference between the purchase price (if any) paid for the shares and the fair market value of the shares as they vest. If the grantee is an employee, the Company will be required at such times to withhold on the amount of income recognized by the grantee. The Company will be entitled to a deduction for federal income tax purposes equal to the ordinary income realized by the grantee. Alternatively, the grantee may elect to recognize income at the time of grant (rather than at the time of vesting) by filing a Section 83(b) election, and the Company will be entitled to a corresponding deduction at such time.


       Proposal 3: Ratification of Appointment of Independent Accountants

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors deems it advisable to obtain shareholder ratification of this appointment. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, the Audit Committee of the Company will evaluate the matter and recommend what action, if any, the Board of Directors should take in this regard. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

Audit Firm Fee Summary

     From January 1, 2001 until December 31, 2001, we retained
PricewaterhouseCoopers LLP to provide services in the following categories and amounts:

    Audit Fees                                                    $41,800

    Financial Information Systems Design
        and Implementation Fees                                   $0

    All Other Fees                                                $17,700

           Submission of Shareholder Proposals for 2003 Annual Meeting

     Any proposals which shareholders intend to present for a vote at the Company's 2003 Annual Meeting of Shareholders, and which such shareholders desire to have included in the Company's proxy materials relating to that meeting, must be received by the Company on or before December 9, 2002. Proposals received after that date will not be considered for inclusion in such proxy materials.

     In addition, if a shareholder intends to present a matter for a vote at the 2003 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company's proxy statement for that meeting, the shareholders must give timely notice in accordance with the rules of the SEC. To be timely, a shareholder's notice must be received by the Company's Corporate Secretary at its principal office, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, on or before February 22, 2003. It is requested that such notice set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and (b) the name and record address of the shareholder, the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

                                  Miscellaneous

     As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters for which the Company did not receive timely written notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                             Additional Information

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and schedules thereto, as filed with the SEC will be furnished upon written request, without charge to any Company shareholder. Such requests should be addressed to Allen T. Nelson, Jr., P.O. Box 18949, Raleigh, North Carolina 27609.

     All shareholders are encouraged to sign, date and return their proxy submitted with this Proxy Statement as soon as possible in the envelope provided. If a shareholder attends the Annual Meeting, he or she may revoke his or her proxy and vote in person.


By Order of the Board of Directors

Allen T. Nelson, Jr.
Executive Vice President and Chief Financial Officer,
Secretary to the Board

April 8, 2002

                                   APPENDIX A

                            CAPITAL BANK CORPORATION

                    Proxy for Annual Meeting of Shareholders
                       Solicited by the Board of Directors

     The undersigned hereby appoints James A. Beck and Allen T. Nelson, Jr., and each of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Paramount Theater, 128 E. Front Street, Burlington, NC, on May 23, 2002 at 3 p.m., local time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors Recommends a Vote FOR each of the Proposals Listed Below.

1.   a. Election of Class II Directors

       [ _ ]    FOR all nominees listed below (except as marked to the contrary)

       [ _ ]     WITHHOLD AUTHORITY to vote for all nominees listed below.

                                                 Class II Directors:
                                                 -------------------
                                                 William R. Gilliam
                                                 Robert L. Jones
                                                 Samuel J. Wornom,III

INSTRUCTION: To withhold authority to vote for any individual nominee above, write that nominee's name on the space provided below:


         b.       Election of Class III Director

         [ _ ]      FOR nominee listed below.

         [ _ ]      WITHHOLD AUTHORITY to vote for nominee listed below.


                                                 Class III Director:
                                                 -------------------
                                                 Charles A. LeGrand


         c.       Election of Class I Director

         [ _ ]      FOR nominee listed below.

         [ _ ]      WITHHOLD AUTHORITY to vote for nominee listed below.

                                                  Class I Director:
                                                  -----------------
                                                   James D. Moser

2. Approval of the combination of our existing option plans into one Equity Incentive Plan and the reservation of 250,000 additional shares for issuance under the plan:

         [ _ ]      FOR

         [ _ ]      AGAINST

         [ _ ]      ABSTAIN


3. Ratify appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2002:

         [ _ ]      FOR

         [ _ ]      AGAINST

         [ _ ]      ABSTAIN

                   (Continued and to be signed on the reverse)

                           (Continued from other side)


     Discretionary authority is conferred by this proxy with respect to certain matters, as described in the accompanying Proxy Statement.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

 Date____________________________, 2002
          (Be sure to date Proxy)


 Signature and title, if applicable


 Signature if held jointly

 When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   APPENDIX B
                            CAPITAL BANK CORPORATION
                              EQUITY INCENTIVE PLAN

                                February 21, 2002


               1. Background and Purpose. This Equity Incentive Plan (the "Plan") of Capital Bank Corporation (the "Corporation") results from the merger and restatement of two stock option plans of the Corporation, the Incentive Stock Option Plan and the Nonqualified Stock Option Plan (the "Prior Plans"). The purpose of the Plan is to advance the interests of the Corporation by making shares of the Corporation's common stock, no par value per share (the "Common Stock") available for purchase by certain officers, key employees, directors and local board members of the Corporation in order to give such persons an additional incentive to continue their relationship with the Corporation and promote the Corporation's success. This purpose will be carried out through the granting of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NSOs") and stock awards ("Stock Awards"). (ISOs and NSOs are collectively referred to herein as "Options.")

               2. Administration of Plan. The Board shall designate a committee (the "Committee") of at least two "Non-employee Directors," as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities and Exchange Act of 1934, to administer the Plan. The Committee shall report its actions to the Board. The Board may from time to time remove members from the Committee and appoint their successors. The Board shall fill all vacancies on the Committee however caused. Except as otherwise expressly provided in the Plan, the Committee shall have full discretionary authority to: (a) determine the individuals to whom Options and Stock Awards shall be granted; (b) determine the time or times at which Options and Stock Awards shall be granted; (c) determine the number of shares subject to each Option and Stock Award; (d) determine the purchase price of the shares subject to each Option and Stock Award; (e) determine the time or times when each Option and Stock Award shall vest and become exercisable and the duration of the exercise period; (f) interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it; (g) determine the terms and provisions (and amendments of the terms and provisions) of the Option and Stock Award agreements to be entered into between the Corporation and each Participant (which agreements need not be identical), including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation; and (h) make all other determinations the Committee shall deem necessary or advisable for the Plan's administration. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. No member of the Committee or the Board shall be liable to any person for any action or determination which he or she makes in good faith.

               3. Eligibility. Subject to the provisions of Section 2 above, any officer or employee designated by the Committee shall be eligible to receive ISOs. Any officer, employee, director or local board member designated by the Committee shall be eligible to receive NSOs and Stock Awards. In determining the eligibility of an individual to receive an Option or Stock Award and the number of shares to be granted to such individual, the Committee may take into account the position and responsibilities of the individual, the nature of the services rendered by the individual, the individual's present and potential contributions to the success of the Corporation and such other factors as the Committee in its discretion may deem relevant; provided, however, that in no event shall the fair market value of the Common Stock with respect to which ISOs shall become exercisable for the first time by an optionee in any one calendar year exceed $100,000 (the fair market value of the Common Stock shall be determined at the time the ISO is granted). To the extent that the fair market value of the Common

Stock with respect to which ISOs become exercisable for the first time by an optionee in one calendar year exceeds $100,000, such ISOs shall be treated as NSOs.

               4. Shares of Stock Subject to the Plan. Subject to the provisions of Section 6 below, the Board shall reserve an aggregate of Six Hundred Fifty Thousand (650,000) shares of Common Stock for issuance upon the exercise of options and the grant of stock awards. The Board may from time to time reserve additional shares of Common Stock for issuance under Options and Stock Awards; provided, however, that any such increase shall be approved by the shareholders within 12 months thereafter. If any Option or Stock Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, or if any unvested shares granted hereunder are forfeited to or repurchased by the Company at the original purchase price, the shares of Common Stock subject to the expired or terminated option and the forfeited or repurchased shares shall again be available for grant under the Plan.

               5. Option Price. The purchase price of the shares of Common Stock covered by each option shall be determined by the Committee at the time the option is granted, but in no event shall the purchase price of ISOs be less than 100% (or 110%, in the case of a 10% shareholder as described in Code Section 422(b)(6) (a "10% Shareholder")) of the fair market value of the Common Stock on the date of grant. If the shares are traded in the over-the-counter market, such fair market value shall be deemed to be the mean between the asked and the bid prices on such day as reported by Nasdaq. If the stock is traded on an exchange, such fair market value shall be deemed to be the mean of the high and low prices at which it is quoted or traded on such day on the exchange on which it generally has the greatest trading volume.

               6. Adjustment Upon Changes in Capitalization. In the event of a change in the Corporation's Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or similar action, the Committee shall make an appropriate adjustment of the number and class of shares of Common Stock subject to and the purchase price for each then outstanding Option and Stock Award, consistent with and as provided in the corresponding Option or Stock Award agreement under the Plan. In the event of any such change in the outstanding Common Stock, the Committee shall adjust appropriately the aggregate number and class of shares of Common Stock reserved and available under the Plan appropriately, and the Committee's determination on adjustment shall be conclusive. Any fractional shares from the computations pursuant to this Section 6 shall be eliminated, and no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares or other securities.

               7. Duration and Exercise of Options. The period during which an Option may be exercised shall be determined by the Committee at the time the Option is granted and shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years, in the case of ISOs granted to a 10% Shareholder). The term of each Option, once it is granted, may be reduced only as outlined in Section 9 hereof. Except as provided in the Option agreement relating to such Option, an Option may be exercised in whole or part at any time during its term. The Committee may impose vesting or other restrictions on the exercisability or conditions of the Option. Except as provided in the Option agreement relating to such Option, the purchase price of the shares of Common Stock subject to the Option shall be paid in full in cash upon the exercise of the Option. If the Option agreement so provides, the purchase price may be paid in whole or in part with: (1) other shares of Common Stock (in the case of shares acquired on exercise of an option, such shares must have been owned by the optionee for more than six months on the date of surrender); (2) consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan; or (3) such other consideration and method of payment as may be permitted by law. If the purchase price is paid in whole or in part with shares, the cash and any shares surrendered must have a fair market value (determined as of the day preceding the date of exercise) that is not less than the purchase price for the number of shares for which the Option is being exercised. An optionee shall not have any of the rights of a shareholder with respect to the Common Stock subject to the Option until such shares shall be issued to him or her upon the exercise of the Option and the payment of the purchase price. Except as provided in Section 9 hereof, no Option may be exercised after termination of the optionee's employment with the Corporation. In no event may an Option be exercised after the expiration of its term.

               8. Assignability of Option. Each Option granted under this Plan shall be transferable only by will or by the laws of descent and distribution and shall be exercisable, during an optionee's lifetime, only by the optionee and his or her duly appointed legal representatives.

               9. Termination of Employment. The times and conditions upon which an Option will terminate when an optionee terminates, or the Corporation terminates, his or her employment relationship with the Corporation shall be determined by the Committee at the time the Option is granted. In the case of ISOs, in no event shall the period for exercise following termination exceed three months unless: (a) the optionee's employment shall have terminated as a result of death or disability (within the meaning of Section 22(e)(3) of the Code), in which case such period shall not exceed one year after the date of death or disability, or (b) the optionee shall have died following termination while the Option was still exercisable, in which case, such period shall not exceed one year after the date of death; provided, further, that in no event shall a period for exercise following termination extend an Option's original term. Nothing in the Plan or any Option or Stock Award agreement granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the Corporation's right to terminate such individual's employment.

               10. Stock Awards. Stock Awards shall be awards of Common Stock and rights to purchase Common Stock under the Plan. The purchase price, if any, the vesting rate and all other terms and conditions of Stock Awards shall be determined in each case by the Committee in its discretion and set forth in a written agreement. The holders of shares of Common Stock acquired pursuant to Stock Awards shall have all of the rights of shareholders with respect to such shares, regardless of vesting.

               11. Acceleration of Vesting Upon a Change in Control. Upon the date of a Change in Control, all outstanding Options shall become fully vested and exercisable and all Stock Awards shall become fully vested. If a Change in Control occurs on account of a series of transactions, the date of the Change in Control shall be the date of the last of such transactions. For purposes of this Section, "Change in Control" means the occurrence of any of the following events:

                    (a) Any "person" (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquires "beneficial ownership" (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power represented by the Corporation's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by the Corporation or an "affiliate" (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of the Corporation or an affiliate.

                    (b) The individuals who constitute the Board on the effective date hereof (individually, an "Incumbent Director" and, collectively, the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, but excluding for this purpose any such individual not otherwise an Incumbent Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation.

                    (c) The shareholders of the Corporation approve a reorganization, merger or consolidation, in each case, in which the owners of the Voting Power of the Corporation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Voting Power of the corporation resulting from such reorganization, merger or consolidation.

                    (d) The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation.

               12. Effectiveness of Plan. The exercise of each Option granted pursuant to the Plan and the delivery or purchase of shares pursuant to any Stock Award shall be subject to the requirement that if at any time the Corporation shall determine, in its discretion, that (a) the listing on any securities exchange or the registration or qualification under any state or federal law of any shares of Common Stock otherwise deliverable upon such exercise or delivery, or (b) the consent or approval of any regulatory body or the shareholders is necessary or desirable as a condition of, or in connection with, such exercise, delivery or purchase of shares of Common Stock, then, in any event, such exercise, delivery or purchase shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Corporation.

               13. Termination and Expiration of the Plan. The Plan may be abandoned or terminated at any time by the Board except with respect to Options or Stock Awards then outstanding under the Plan. Unless terminated earlier in accordance with this Section 13, the Plan shall terminate when all shares of Common Stock reserved for issuance under the Plan have been issued. No Option or Stock Award shall be granted pursuant to the Plan after February 21, 2012.

               14. Amendment of the Plan. The Board may at any time and from time to time modify and amend the Plan (including the form of any Option agreement or Stock Award agreement to be executed pursuant hereto) in such respects as the Board may deem advisable; provided, however, that no such amendment shall change the number of shares of Common Stock reserved under the Plan (except in accordance with Section 6 hereof) or the class of employees eligible to participate in the Plan unless the amendment shall have received the approval of the shareholders of the Corporation and such other approval as may be required by applicable law. No termination, modification or amendment of the Plan shall, without the consent of the optionee or grantee, affect such optionee's or grantee's rights under an Option or Stock Award previously granted to him or her.

               15. Effective Date of Plan. This Plan, as amended and restated, shall be effective as of February 21, 2002, subject to approval by the shareholders of the Corporation and such other approval as may be required by applicable law. This Plan shall not become effective unless such shareholder approval shall be obtained prior to February 21, 2003.

               16. Applicable Law. Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                            CAPITAL BANK CORPORATION

                    Proxy for Special Meeting of Shareholders
                       Solicited by the Board of Directors


The undersigned hereby appoints James A. Beck and Allen T. Nelson, Jr., and each of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Paramount Theater, 128 E. Front Street, Burlington, NC, on May 23, 2002 at 3 p.m., local time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" THE PROPOSALS LISTED BELOW.

 1. a. Election of Class II Directors:
     The election as directors of all nominees listed (except as marked to the contrary below):

     Class II Directors: William R. Gilliam, Robert L. Jones,
     Samuel J. Wornom, III
     b. Election of Class III Director
     Class III Director: Charles A. LeGrand
     c. Election of Class I Director
     Class I Director: James D. Moser

INSTRUCTION: To withhold authority to vote forany individual nominee, mark "For All Except" and write that nominee's namein the space provided below.

                                     With-         For All
                     For             hold          Except

                    [ _ ]            [ _ ]          [ _ ]

 2. Approval of the combination of our existing option plans into one Equity Incentive Plan and the reservation of 250,000 additional shares for issuance under the plan:

                     For            Against        Abstain

                    [ _ ]            [ _ ]          [ _ ]

 3. Ratify   appointment  of   PricewaterhouseCoopers   LLP  as  independent
    accountants for the Company for the fiscal year ending December 31, 2002:

                     For            Against        Abstain

                    [ _ ]            [ _ ]          [ _ ]

     Discretionary authority is conferred by this proxy with respect to certain matters, as described in the accompanying Proxy Statement.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

     When signing as attorney, executor, administrator,trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

          Please be sure to sign and date this Proxy in the box below.

              ____________________________________________________
                                      Date

              ____________________________________________________
                             Shareholder sign above

              ____________________________________________________
                          Co-holder (if any) sign above

 => Detach above card, sign, date and mail in postage paid envelope provided. =>
                            CAPITAL BANK CORPORATION

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________________________

____________________________________________________

____________________________________________________